                                                                    EXHIBIT 10.7

                                                               EXCLUSIVE PATENT
                                                              LICENSE AGREEMENT
                                                                    S91-093:LRM

                                    AGREEMENT

     Effective as of June 30, 1998 ("Effective Date") THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of California ("STANFORD"), and NATUS MEDICAL INCORPORATED, a California corporation, having its principal place of business at 1501 Industrial Road, San Carlos, CA 94070-4111 ("NATUS"), agree as follows:

                                 1. BACKGROUND
                                    ----------

     1.1 STANFORD has an assignment to U.S. Patent 5,383,469 entitled "Neonatal Hemolysis Detection Using End-Tidal Breath Sampler And Analyzer Apparatus" in the names of Drs. David Stevenson and Hendrik Vreman (herein "Invention(s)" and/or "469 Patent"), as described in Stanford Docket S91-093 and/or any Licensed Patent(s) as hereinafter defined, which may issue to such Invention(s).

     1.2 STANFORD wishes to have Invention(s) perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

     1.3 NATUS wishes to acquire a license under the Inventions and Licensed Patent(s) (as hereinafter defined) to manufacture, use and sell Licensed Product(s) in the Licensed Field of Use (as hereinafter defined).

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.4 The Invention(s) were made in the course of research supported by the National Institutes of Health.

     1.5 NATUS is the owner of all right title and interest in and to U.S. Patent 5,293,875 entitled "In Vivo Measures of End-Tidal Carbon Monoxide Concentration Apparatus and Methods" in the name of Robert T. Stone (herein `"875 patent").

     1.6 STANFORD and NATUS were parties to a previous agreement concerning the Invention(s) and Licensed Patent(s) (herein "Original Agreement") which was terminated by NATUS on November 17, 1993.

                                 2. DEFINITIONS
                                    -----------

     2.1 "Licensed Patent(s)" means any Letters Patent issued upon STANFORD's U.S. Patent Application serial number 829,843, filed January 31, 1992, including the information contained in such application, with respect to the Invention(s), any foreign patents, patent applications or like rights corresponding thereto, and/or divisions, continuations, or reissue thereof. As of the effective date hereof, the `469 Patent is the only issued or granted patent that is a Licensed Patent(s).

     2.2 "Licensed Products(s)" means any product or part thereof in the Licensed Field of Use, the manufacture, use or sale of which is covered by a valid claim of an issued, unexpired Licensed Patent(s) directed to the Invention(s). A claim of an issued, unexpired Licensed Patent(s) shall be presumed to be valid unless and until it has been held to be invalid by a final judgement of a court of competent jurisdiction form which no appeal can be or is taken.

     2.3 "Net Sales" means NATUS' invoiced sales for Licensed Product(s), less credit for returns, allowances, or trades, in the form in which it is sold or used, whether or not assembled (and excluding therefrom any disposables), less the following items but only insofar as they actually pertain to the disposition of such Licensed Product(s) by NATUS or sublicensee(s) and are included in such invoiced sales, and are separately billed:

          (a) Taxes of any kind including, but not limited to import, export, excise, and sales taxes, use, value added and custom duties;

          (b)  Outbound transportation prepaid or allowed;

          (c)  Costs of installation and service at the place of use;

          (d) Cost of training users of Licensed Product(s) actually incurred by NATUS or a sublicensee(s) and not reimbursed.

     2.4 "Licensed Field of Use" means measuring end-tidal carbon monoxide in exhaled breath for the early diagnosis, and subsequent monitoring, in human neonatals of a susceptibility for developing hyperbilirubinemia (also known as "neonatal jaundice"). The Licensed Field of Use specifically excludes monitoring of gases for the purpose of determining physiological conditions other than human neonatal jaundice.

     2.5  "Licensed Territory" means worldwide.

     2.6 "Exclusive" means STANFORD shall not grant any other license under the Licensed Patent(s) in the Licensed Field of Use, except as expressly provided in
Article 3 and 4 hereof.

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                                    3. GRANT
                                       -----

     3.1 STANFORD hereby grants and NATUS hereby accepts an exclusive license, including the right to grant sublicenses under the conditions set forth below, in the Licensed Field of Use, to make, use, and sell Licensed Product(s) in the Licensed Territory (herein "License").

     3.2 Said License shall be Exclusive for a term commencing as of the Effective Date of the Agreement and ending seven (7) years thereafter, unless sooner terminated under Article 12 hereof.

     3.3 Thereafter, said License shall be nonexclusive in perpetuity, unless sooner terminated under Article 12 hereof.

     3.4 Notwithstanding the License granted herein, STANFORD shall retain the right to use and practice the Invention(s) and Licensed Patent(s) for its own research, clinical, or teaching purposes.

     3.5 Any sublicense granted by NATUS under this Agreement shall be subject and subordinate to terms and conditions of this Agreement, except:

          (a) Sublicense terms and conditions shall state that any sublicensee(s) shall not have any right to further sublicense; and

          (b) The earned royalty rate of any such sublicense may be higher than those stated in Paragraph 5.1 of this Agreement. Any such sublicense also shall expressly include the provisions of Articles 6, 7, and 8 for the benefit of STANFORD. Such sublicense shall also provide for the transfer of all obligations, including the payment of royalties specified in such sublicenses,

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               to STANFORD or its designee, in the event that this Agreement is terminated under Article 12 hereof.

     3.6 NATUS shall not receive anything tangible of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, without the prior written consent of STANFORD, which will not be withheld unreasonably.

     3.7 NATUS may retain all non-royalty License related revenues attributable to the sublicensing of the Licensed Patent(s) in excess of that which is payable to STANFORD pursuant to Article 5 and one-half of all earned royalty revenues attributable to the sublicensing of the Licensed Patent(s) in excess of that which is payable to STANFORD pursuant to Article 5.

     3.8 Subject to STANFORD's consideration of its role as the public's trustee for this invention, the period of exclusivity may be extended by mutual agreement of the parties.

                              4. GOVERNMENT RIGHTS
                                 -----------------

     This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204, and LICENSEE agrees to take al reasonable action necessary on its part as licensee to enable STANFORD to satisfy its obligation thereunder, relating to Invention(s).

                                  5. ROYALTIES
                                     ---------

     5.1 In consideration of the Original Agreement NATUS paid to STANFORD a non-refundable, non-creditable license fee of [***] and issued to STANFORD five thousand shares (5,000) of NATUS stock.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     5.2 Now, in consideration for the rights granted herein; NATUS, excluding its first [***] in Net Sales of Licensed Product(s), shall pay to STANFORD royalties of [***] on Net Sales of Licensed Products which are not disposables in countries where a Licensed Patent(s) has issued; and, [***] on Net Sales of Licensed Products which are not disposables in countries where no Licensed Patent(s) has issued.

     5.3 In addition, beginning on July 1, 1999 and each July 1 thereafter, NATUS shall pay STANFORD an annual license maintenance royalty of [***].
Said maintenance royalties are non-refundable but they are fully creditable against earned royalties in the year in which they are due. Additionally, NATUS may take a credit against said maintenance royalties for additional insurance premiums that NATUS pays on Licensed Products pursuant to Paragraph
8.4 hereunder.

     5.4 If this Agreement is not terminated in accordance with other provisions hereof, NATUS' obligation to pay royalties hereunder shall continue for so long as NATUS, by its activities would, but for the license granted herein, infringe a valid claim of an unexpired Licensed Patent(s) of STANFORD covering said activity.

     5.5 The royalty on sales in currencies other than U.S. Dollars shall be calculated using the appropriate foreign exchange rate for such currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to STANFORD shall be in U.S. Dollars and shall be net of all non-U.S. taxes.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                      6. REPORTS, PAYMENTS AND ACCOUNTING
                         --------------------------------

     6.1 Semi-Annual Earned Royalty Payment and Report. NATUS shall make written reports and earned royalty payments to STANFORD within ninety (90) days after the end of June and December throughout the term of this Agreement. This report shall state the number, description and aggregate Net Sales of Licensed Product(s) during such completed six-month period, and resulting calculation pursuant to Paragraph 5.2 of earned royalty payment due STANFORD for such completed six-month period. Concurrent with the making of each such report, NATUS shall include payment due STANFORD of royalties for the six-month period covered by such report.

     6.2 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of the prime rate in effect at the Bank of America (San Francisco) on the due date. The payment of such interest shall not foreclose STANFORD from exercising any other rights it may have as a consequence of the delay in payment.

     6.3 Accounting. NATUS agrees to keep records for a period of three (3) years showing the manufacture, sales, use and other disposition of Licensed Product(s) sold or otherwise disposed of under terms of this Agreement in sufficient detail to enable the royalties payable hereunder by NATUS to be determined, and further agrees to permit its books and records to be audited by an independent Certified Public Accountant, mutually acceptable to STANFORD and NATUS, from time to time to the extent necessary to verify the reports required by Paragraph 5.2. Such audit is to be made during NATUS' normal business hours and with reasonable advance notice to NATUS at the expense of STANFORD, except in the event

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

that the results of such audit reveal a discrepancy in NATUS' favor of five percent (5%) or more, then the audit expenses shall be paid by NATUS.

     6.4 Progress Report. On or before September 1 of each year until NATUS markets a Licensed Product(s), NATUS shall make a written annual report to STANFORD covering the preceding year ending June 30, regarding the progress of NATUS toward commercial use of Licensed Product(s). Such report shall include information sufficient to enable STANFORD to satisfy reporting requirements of the U.S. Government pursuant to Public Law 96-517.

                           7. NEGATION OF WARRANTIES
                              ----------------------

     7.1  Nothing in this Agreement is or shall be construed as:

               (a) A warranty or representation by STANFORD as to the validity or scope of any Licensed Patent(s);

               (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

               (c) An obligation to bring or prosecute actions or suits against third parties for infringement;

               (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of STANFORD or other persons other than Licensed Patent(s), regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent(s).

     7.2 Except as expressly set forth in this Agreement, STANFORD MAKES NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER

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EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

     Infringement, as determined by an issued legal judgement from which no appeal can be or is taken which results in the termination of sales of Licensed Product(s), or which results in obligations to pay royalties or fees to a third party in order to continue sales of Licensed Product(s), shall terminate NATUS' obligations to pay royalties under this Agreement provided that if any claims of the Licensed Patent(s) remain valid, STANFORD and NATUS agree to negotiate an appropriately reduced royalty structure.

                                  8. INDEMNITY
                                     ---------

     8.1 NATUS agrees to indemnify, hold harmless, and defend STANFORD, Stanford Health Services or UCSF-Stanford Health Care and their respective trustees, officers, employees, students, and agents against any and all claims of death, illness, personal injury, and property damage arising out of the manufacture, use, sale, or other disposition of Invention(s), Licensed Patent(s), or Licensed Product(s) by NATUS, or their customers.

     8.2 STANFORD shall not liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise. STANFORD shall not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

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

     8.3 NATUS shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

     8.4 In addition to the foregoing, NATUS shall maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier(s) to cover the activities of NATUS. Such insurance shall provide minimum limits of liability of [***] and shall include STANFORD, UCSF-Stanford Health Care, Stanford Health Services, their trustees, directors, officers, employees, students, and agents as additional insured. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, NATUS shall furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements and requiring thirty (30) days prior written notice of cancellation or material change to STANFORD.
NATUS shall advise STANFORD, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All such insurance of NATUS shall be primary coverage; insurance of STANFORD, UCSF-Stanford Health Care, and Stanford Health Services shall be excess and noncontributory.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           9. PROMOTIONAL ADVERTISING
                              -----------------------

     NATUS agrees not to identify STANFORD in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any STANFORD faculty member, employee, or student or any trademark, service mark, trade name, or symbol of STANFORD, Stanford Health Services or UCSF-Stanford Health Care or that is associated with either of them, without STANFORD's prior written consent. Specifically granted by this Agreement is the right to use the following language in promotional advertising and in promotional material:

     "This product is under license from Stanford University."

Notwithstanding the foregoing, NATUS is free to use for any purpose any matter, material and/or published article in the public domain or which is available from sources other than STANFORD without STANFORD's prior written consent, including, by way of example and not of limitation, articles published in the Journal of Medicine.

     10. INFRINGEMENT BY THIRD PARTIES: PROTECTION OF PATENTS
         ----------------------------------------------------

     10.1 NATUS shall promptly inform STANFORD of any suspected infringement of any Licensed Patent(s) by a third party, and STANFORD shall promptly notify NATUS of any such infringement. During the Exclusive period of this Agreement, STANFORD and NATUS each shall have the right to institute an action for infringement of the Licensed Patent(s) against such third party in accordance with the following:

          (a) If STANFORD and NATUS agree to institute suit jointly, the suit shall be brought in both their names, the legal fees and out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared

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

               equally. NATUS and STANFORD shall agree to the manner in which they shall exercise control over such action. Either NATUS or STANFORD may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by the party desiring separate counsel;

          (b) In the absence of agreement to institute a suit jointly, STANFORD may institute suit, and, at its option, join NATUS as a plaintiff. STANFORD shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of recovery or settlement;

          (c) In the absence of agreement to institute jointly and if STANFORD notifies NATUS that is has decided not to join in or institute a suit as provided in (a) or (b) above, NATUS may institute and, at its option, join STANFORD as a plaintiff. NATUS shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement;

          (d) If STANFORD decides to institute suit, then it shall notify NATUS in writing. NATUS' failure to notify STANFORD in writing within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be deemed conclusively to be NATUS' assignment to STANFORD of all rights, causes of action, and damages resulting from any such alleged infringement and STANFORD shall be entitled to retain the entire amount of any recovery or settlement. Furthermore, at its option, STANFORD may join NATUS as plaintiff;

          (e) If NATUS decides to institute suit, then it shall notify STANFORD in writing. STANFORD's failure to notify NATUS in writing within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be deemed conclusively to be STANFORD's assignment to NATUS of all rights, causes of action, and damages resulting from any such alleged infringement and NATUS shall be entitled to retain the entire amount of any recovery or settlement. Furthermore, at its option, NATUS may join STANFORD as plaintiff.

     10.2 Should either NATUS or STANFORD commence suit under the provisions of Paragraph 10.1 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between STANFORD and NATUS.

                           11. COMMERCIAL APPLICATION
                               ----------------------

     11.1 As an inducement to STANFORD to enter into this AGREEMENT, NATUS agrees to use reasonable efforts and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product(s) and to diligently develop markets for the Licensed Products(s). STANFORD's sole remedy for breach of this clause shall be the termination of this Agreement in accordance with Article 12 hereof.

     11.2 If sales of Licensed Product(s) have not been made for a period of two
(2) years during the term of this Agreement, then STANFORD may terminate this Agreement.

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

                                 12. TERMINATION
                                     -----------

     12.1 NATUS may terminate this Agreement at any time by giving STANFORD notice in writing at least thirty (30) days in advance of a termination date selected by NATUS.

     12.2 STANFORD may terminate this Agreement if NATUS:

          (a)  Is in default in payment of royalty or providing of reports;

          (b)  Is in breach of any material provision hereof; or

          (c)  Provides any materially false report; and

     NATUS fails to remedy any such default, breach, or false report within (30) days after written notice thereof by STANFORD.

     12.3 Surviving any termination are:

          (a)  NATUS' obligation to pay royalties, accrued or accruable;

          (b) Any cause of action or claim of NATUS or STANFORD, accrued or to accrue, because of any breach or default by the other party; and

          (c)  The provisions of Articles 6, 7, and 8.

                                 13. ASSIGNMENT
                                     ----------

     This Agreement may not be assigned without STANFORD's prior written consent, which will not be unreasonably withheld.

                                14. ARBITRATION
                                    -----------

     14.1 Any controversy arising under or related to this Agreement, or any disputed claim by either party against the other under this Agreement, excluding any dispute relating to patent validity or infringement arising under this Agreement, shall be settled by arbitration in accordance

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

with the Licensing Agreement Arbitration Rules of the American Arbitration Association. Upon request of either party, arbitration will be by:

          (a) A third party arbitrator mutually agreed upon in writing by NATUS and STANFORD within thirty (30) days of such arbitration request; or

          (b) A member of the American Arbitration Association, mutually agreed upon by STANFORD and NATUS. Judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

     14.2 The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in United States District Court for the Northern District of California.

     14.3 Any arbitration shall be held at Stanford, California, unless the parties hereto mutually agree in writing to another place.

                                  15. NOTICES
                                      -------

     All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

     To STANFORD:    Office of Technology Licensing
                     Stanford University
                     900 Welch Road, Suite 350
                     Palo Alto, CA  94304

                     Attention:  Director, Technology Licensing

     To NATUS:       Natus Medical, Inc.
                     1501 Industrial Blvd.
                     San Carlos, CA  94070-4111
                     Attention: Tim C. Johnson, President

     Either party may change its address upon written notice to the other party.


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

                                  16. WAIVER
                                      ------

     None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

                               17. APPLICABLE LAW
                                   --------------

     This Agreement shall be construed, interpreted, and applied in accordance with the substantive laws of the State of California.

     IN WITNESS THEREOF, the parties hereto have executed this

     Agreement in duplicate originals by their duly authorized officers or representatives.

          THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

          By  /s/ Katherine Ku
             --------------------------------------

          Title  Director, Technology Licensing
                -----------------------------------

          Date  July 4, 1998
               ------------------------------------

          NATUS MEDICAL, INC.

          By  /s/ Tim C. Johnson
             --------------------------------------

          Title President
               ------------------------------------

          Date June 30, 1998
              -------------------------------------

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